EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 20, 2022, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of  Know Labs, Inc.,  for the year ended September 30, 2022.  We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BPM LLP
BPM LLP
Walnut Creek, California
September 5, 2023